Exhibit 10.7

BELMONT SAVINGS BANK

CAPITAL APPRECIATION PLAN

ARTICLE 1

PURPOSES

1.1 The purposes of the Belmont Savings Bank Capital Appreciation Plan (the “Plan”) are to attract, retain and motivate certain key employees and directors of Belmont Savings Bank (the “Bank”), who by their abilities and diligence are able to make important contributions to the success of the Bank’s strategic plan and increase the Bank’s assets and return on assets within the Bank’s risk tolerance in a prudent and profitable way.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following terms shall have the meanings indicated.

2.1 “Beginning Capital of the Bank” means the equity capital of the Bank on September 30, 2010, as reported on the books of the Bank viz. $45,778, 879.

2.2 “Board” means the Board of Directors of the Bank.

2.3 “Capital Appreciation” means the excess, if any, of the Ending Capital of the Bank over the Beginning Capital of the Bank;

2.4 “Capital Appreciation Award” means an award to an employee or director of the Bank entitling the employee or director to a specific percentage of the Employee Capital Appreciation Pool or a Proportional Share of the Director Capital Appreciation Award Pool, as the case may be.

2.5 “Cause” means, in the case of a Participant who is an employee of the Bank, any of the following:

(a) the commission by the Participant of any crime involving deceit, dishonesty or fraud with regard to the Bank or its business, or moral turpitude of such a nature as would adversely affect the reputation of the Bank;

(b) the commission by the Participant of a material act or acts of dishonesty in connection with the performance of the Participant’s duties with the Bank including, without limitation, misappropriation of funds or property;

(c) an act or acts of misconduct (including sexual harassment) by the Participant;

(d) failure by the Participant to perform to the reasonable satisfaction of the Board a substantial portion of the duties and responsibilities assigned to the Participant, which failure continues for more than fifteen (15) days after notice is given to the Participant by the Board; or

(e) the suspension or termination of the employment of the Participant pursuant to an order by any federal or state regulatory agency having jurisdiction over the Bank.

2.6 “Director Capital Appreciation Award Pool” shall have the meaning assigned to it in Section 5.2 of the Plan.

2.7 “Employee Capital Appreciation Award Pool” shall have the meaning assigned to it in Section 5.1 of the Plan.

2.8 “Ending Capital of the Bank” means the equity capital of the Bank on December 31, 2012, as reported on the Bank’s financial statements prepared by the Bank’s regularly employed certified public accountants, less any portion of such equity capital derived from the proceeds of any offering of shares or other securities of the Bank or attributable to any other entity acquired by the Bank by way of merger, consolidation of other combination. In determining the equity capital of the Bank for this purpose, there shall be disregarded (i) any gains or losses from the Bank’s equity portfolio, and (ii) such other extraordinary items as the Board in good faith deems appropriate.

2.9 “Participant” means any employee or director of the Bank eligible to participate in the Plan, as determined under Article 4 hereof, who is awarded a Capital Appreciation Award hereunder.

2.10 “Proportional Share” means, when referring to an amount payable to a director of the Bank under the Plan, the share of any sum determined by multiplying such sum by a fraction, the numerator of which is the average of all fees paid in calendar years 2010, 2011 and 2012 to the director for service as a director of the Bank and the denominator of which is the average of all fees paid in calendar years 2010, 2011 and 2012 to all directors of the Bank who receive a Capital Appreciation Award from the Bank pursuant to the Plan.

2.11 “ROA” means with respect to any fiscal year of the Bank, the Bank’s return on average assets for such fiscal year.

2.12 “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and any guidance promulgated thereunder;

2.13 “Vesting Period” means the period beginning on the date a Participant is awarded a Capital Appreciation Award and ending on June 30, 2014.

ARTICLE 3

ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board. The Board is authorized, in its sole discretion, to construe and interpret the terms and provisions of the Plan and to adopt such rules and regulations for the administration of the Plan as it may deem advisable. With respect to the Plan, the Board shall act by a majority of its members.

ARTICLE 4

ELIGIBILITY

4.1 Capital Appreciation Awards may be granted only to persons who at the time of the award are full-time employees of the Bank and/or members of the Board. The Board shall (a) select those employees to be awarded Capital Appreciation Awards and (b) prescribe the form, which shall be consistent with the Plan, of the instrument or agreement evidencing any Capital Appreciation Award made under the Plan.

4.2 Subject to the terms and conditions of the Plan, each member of the Board shall be awarded a Capital Appreciation Award under the Plan without further action by the Board.

ARTICLE 5

CAPITAL APPRECIATION AWARDS

5.1 There shall be available for award under the Plan to employees of the Bank Capital Appreciation Awards equivalent in the aggregate to twenty percent (20%) of the Capital Appreciation of the Bank, plus, if the Bank’s ROA for each of its fiscal years ending December 31, 2011 and December 31, 2012 equals or exceeds the ROA target for such fiscal year established by the Board not later than the sixtieth (60th) day of each such fiscal year, an additional four percent (4%) of the Capital Appreciation (the “Employee Capital Appreciation Award Pool”). Any Capital Appreciation Award awarded by the Bank to an employee of the Bank shall be such portion of the total Employee Capital Appreciation Award Pool as the Board shall determine in its sole discretion at the time of the award.

5.2 There shall be available for award under the Plan to directors of the Bank Capital Appreciation Awards equivalent in the aggregate to five percent (5%) of the Capital Appreciation of the Bank, plus, if the Bank’s ROA for each of its fiscal years ending December 31, 2011 and December 31, 2012 equals or exceeds the ROA target established by the Board for such fiscal year for purposes of determining the amount of the Employee Capital Appreciation Award Pool, an additional one percent (1%) of the Capital Appreciation (the “Director Capital Appreciation Award Pool”). Any Capital Appreciation Award awarded to a director of the Bank shall be such director’s Proportional Share of the total Director Capital Appreciation Award Pool.

ARTICLE 6

VESTING

6.1 Capital Appreciation Awards awarded to a Participant shall become non-forfeitable (vested) on the last day of the Vesting Period, provided that the Participant has continuously been an employee and/or Board member of the Bank since the date of the award of such Capital Appreciation Award. A leave of absence, unless otherwise determined by the Board, shall not constitute a cessation of employment.

6.2 If a Participant (a) is terminated by the Bank without Cause during the Vesting Period, or (b) dies during the Vesting Period and after December 31, 2012, the Participant shall be deemed solely for purposes of the Plan to have remained in the employ of the Bank until the expiration of the Vesting Period.

6.3 In the event that a Participant (a) if an employee, terminates employment with the Bank before the end of the Vesting Period for any reason other than (i) death after December 31, 2012 or (ii) termination by the Bank without Cause, or (b) if a director, ceases to be a director of the Bank before the end of the Vesting Period for any reason other than death after December 31, 2012, neither the Participant nor his or her spouse or beneficiary shall be entitled to any benefit under the Plan.

ARTICLE 7

FORM OF PAYMENT

The value of any Capital Appreciation Award payable to a Participant shall be paid to the Participant in a single lump sum not later than the fifth (5th) day following the close of the Vesting Period. In the event of the Participant’s death after the close of the Vesting Period, but prior to such payment, any such amount shall be paid to the Participant’s beneficiary or, if no beneficiary has been designated in writing to the Board, to the executors or administrators of the Participant’s estate. The Bank shall have the right to deduct from all amounts payable under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

ARTICLE 8

NO FUNDING

Amounts payable pursuant to the Plan constitute a mere promise by the Bank to make payments in the future, and the rights of the Participant hereunder shall be those of a general unsecured creditor of the Bank. Nothing contained herein shall be construed to create a trust of any kind or to render the Bank a fiduciary with respect to a Participant. The Bank shall not be required to maintain any fund or segregate any amount or in any other way currently fund the future payment of any benefit provided under the Plan, and nothing contained herein shall be construed to give the Participant or any other person any right to any specific assets of the Bank or of any other person. The Plan is intended to be, and shall in all events be construed and treated as, a deferred compensation arrangement for a “select group of management and highly compensated employees,” within the meaning of Title I of ERISA.

ARTICLE 9

LIMITATION ON BENEFITS

9.1 In no event shall the Bank be obligated to make any payment pursuant to the Plan that is prohibited by Section 18(k) of the Federal Deposit Insurance Act (codified at 12 U.S.C. sec. 1828(k)) or 12 C.F.R. Part 359.

9.2 In no event shall the Bank be obligated to make any payment pursuant to the Plan if (or to the extent that):

(a) the Bank is in default as defined in Section 3(x) (12 U.S.C. sec. 1818(x)(1)) of the Federal Deposit Insurance Act, as amended;

(b) the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 U.S.C. sec. 1823(c)) of the Federal Deposit Insurance Act, as amended; or

(c) the payment would cause the Bank to be less than well capitalized under any applicable regulatory capital requirement.

9.3 In no event shall the Bank be obligated to make any payment pursuant to the Plan that would result in any Participant receiving total compensation that would be unreasonable, disproportionate or otherwise excessive within the meaning of 12 C.F.R. Part 364, App. A, that would constitute an unsafe or unsound practice, or that would otherwise be in violation of any applicable law or regulation.

ARTICLE 10

MISCELLANEOUS

10.1 Notwithstanding anything to the contrary contained herein, the Ending Capital of the Bank shall be subject to later adjustment in the event that the independent accountants regularly employed by the Bank should determine at any time that an adjustment should be made in the Ending Capital of the Bank by reason of the discovery of any tax, assessment, excise or other obligation or liability or any increase in the amount of any thereof, or the discovery of any asset or any increase or decrease in the value of any asset as of the date that the Ending Capital of the Bank is determined. Any such accountants’ determination, in the absence of bad faith, shall be final and binding on all parties.

10.2 Nothing contained in the Plan or in any Award pursuant to the Plan shall interfere in any way with the right of the Bank to terminate the employment or board membership of a Participant at any time for any reason or for no reason, subject to the Bank’s By-Laws.

10.3 No amounts payable under the Plan shall be assignable or transferable by a Participant otherwise than by will or by the laws of descent and distribution.

10.4 Any benefits provided under the Plan are special incentive compensation and shall not be taken into account as “wages” or “salary” in determining the amount of any payment under any pension, retirement, deferred profit-sharing, life insurance or other benefit plan or program of the Bank.

10.5 The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall, without a Participant’s consent, affect adversely the rights of such Participant with respect to any award previously made.

10.6 The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and in accordance with any applicable federal laws to which the Bank may be subject.

10.7 The Plan shall become effective September 30, 2010.

ARTICLE 11

CLAIMS PROCEDURE

11.1 In the event a Participant, or his beneficiary in the case of the Participant’s death, or his or their authorized representative (hereinafter, the “Claimant”) asserts a right to a benefit under the Plan which has not been received, in whole or in part, the Claimant must file with the Bank a claim for such benefit on forms provided by the Bank. The Bank shall render its decision on the claim within ninety (90) days after receipt of the claim. If special circumstances apply, the ninety (90) day period may be extended by an additional ninety (90) days, provided written notice of the extension is given to the Claimant during the initial ninety (90) day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Bank expects to render its decision on the claim. If the Bank wholly or partially denies the claim, the Bank shall provide written notice to the Claimant within the time limitations of this Section. Such notice shall set forth:

(a) the specific reasons for the denial of the claim;

(b) specific reference to pertinent provisions of the Plan on which the denial is based;

(c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

(d) a description of the Plan’s claims procedures, and the time limitations applicable to such procedures; and

(e) a statement of the Claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the claim denial is appealed to the Bank and the Bank fully or partially denies the claim pursuant to Section 7(c).

11.2 A Claimant whose application for benefits is denied in whole or in part may request a full and fair review of the decision denying the claim by filing, in accordance with such procedures as the Bank may reasonably establish, a written appeal which sets forth the documents, records and other information relating to the claim within sixty (60) days after receipt of the notice of the denial by the Bank. In connection with such appeal and upon request by the Claimant, a Claimant may review (or receive free copies of) all documents, records or other information relevant to the Claimant’s claim for benefit, all in accordance with such procedures as the Bank may reasonably establish. If a Claimant fails to file an appeal within such sixty (60) day period, he shall have no further right to appeal.

11.3 A decision on the appeal by the Bank shall include a review by the Bank that takes into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination. The Bank shall render its decision on the appeal no later than sixty (60) days after the receipt by the Bank of the appeal. If special circumstances apply, the sixty (60) day period may be extended by an additional sixty (60) days, provided written notice of the extension is given to the Claimant during the initial sixty (60) day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Bank expects to render its decision on the claim on appeal. If the Bank wholly or partly denies the claim on appeal, the Bank shall provide written notice to the Claimant within the time limitations of this Section. Such notice shall set forth:

(a) the specific reasons for the denial of the claim;

(b) specific reference to pertinent provisions of the Plan on which the denial is based;

(c) a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(d) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA,

11.4 The Bank shall be the Plan Administrator with respect to the Plan.

11.5 As Plan Administrator, the Bank shall have complete authority, in its sole and absolute discretion, to interpret the provisions of the Plan and make determinations regarding eligibility. Without limiting the foregoing, it is the Bank’s intent that the Plan be administered in a manner compliant with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations and rulings issued thereunder (“Section 409A”) so as not to subject the benefits accruing hereunder to taxation pursuant to said Section 409A(a)(1).

ARTICLE 12

SECTION 409A

It is the intent of the Bank that the Plan, and all payments of deferred compensation subject to Section 409A made hereunder, shall be in compliance with such requirements and the regulations and other guidance thereunder. Notwithstanding any other provision with respect to the timing of payments under the Plan, if, at the time of a Participant’s separation from service, the Participant is a “specified employee” (meaning a key employee as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank (or a Bank affiliate), then to the extent necessary to comply with the requirements of Section 409A, any payments to which the Participant is entitled under the Plan during the six month period commencing on the Participant’s separation from service which are subject to Section 409A (and not otherwise exempt from its application including, without limitation, by operation of Treasury Regulation section 1.409A-1(n)) will be withheld until the first business day of the seventh month following the Participant’s separation from service, at which time such withheld amount shall be paid in a lump-sum distribution. The Bank agrees that it will negotiate in good faith and execute an amendment to modify the Plan to the extent necessary to comply with the requirements of Section 409A, or any successor statute, regulation and guidance thereunder.

September 30, 2010

Very truly yours,

BELMONT SAVINGS BANK

By:	/s/ Robert Morrissey
Robert Morrissey
Chairman of the Board

Accepted and agreed:

/s/ Robert Mahoney

Dated:	11/15/10